UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                  F O R M 8 - K


                                 CURRENT REPORT
                         Pursuant To Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  June 13, 2003
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                              Jaco Electronics, Inc.
               (Exact name of registrant as specified in charter)


              New York                     000-05896          11-1978958
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    (State or other jurisdiction       (Commission File      (IRS Employer
          of incorporation)                 Number)       Identification No.)

145 Oser Avenue, Hauppauge, New York                  11788
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(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (631) 273-5500
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                                   N/A
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          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

                  On June 13, 2003, pursuant to the terms of an Asset Purchase Agreement dated as of May 19, 2003, as amended by the First Amendment to the Asset Purchase Agreement dated as of June 2, 2003, Jaco Electronics, Inc. (Nasdaq: JACO), a distributor of electronic components to original equipment manufacturers, purchased certain assets of the electronics distribution business of Reptron Electronics, Inc. (Nasdaq: REPT), a Florida corporation ("Reptron"). The assets acquired by Jaco Electronics, Inc. (the "Company") consist primarily of inventory, machinery and equipment, distribution agreements, customer lists and certain intellectual property. The Company secured the assignment of a number of distribution agreements for power supplies, flat panel TFT displays and semiconductors. The total purchase price was approximately $9.2 million, of which approximately $5.6 million was paid in cash and the remaining portion resulted in the Company's assumption of certain liabilities of Reptron. A portion of the purchase price is held in escrow pending the satisfaction of certain conditions. The initial purchase price of approximately $10.4 million was adjusted downward to reflect a reduction in the amount of assets acquired. The terms of the transaction, including the purchase price, were the result of arms length negotiations between the Company and Reptron.

         The Company used cash from its credit facility with its commercial banks, which facility is based principally on eligible accounts receivable and inventories. Borrowings under the credit facility are collateralized by substantially all of the assets of the Company.

         For a period of two years after the closing, Reptron has agreed not to compete with the Company's business. In addition, Reptron's chief executive officer has agreed to similar restrictions.

         The foregoing is merely a summary of the transaction. A copy of the Asset Purchase Agreement, including the First Amendment to the Asset Purchase Agreement, are attached as Exhibits hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired The Financial Statements of Reptron Electronics, Inc. required to be filed by this Item 7(a) will be filed by amendment to this Form 8-K no later than August 27, 2003.

(b) Pro Forma Financial Information.
         The Pro Forma Financial Statements of Reptron required to be filed by this Item 7(b) will be filed by amendment to this Form 8-K no later than August 27, 2003.

(c)      Exhibits


Exhibit
Number     Description


2.1 Asset Purchase Agreement dated as of May 19, 2003 by and between the Company and Reptron


2.2 First Amendment to the Asset Purchase Agreement dated as of June 2, 2003 by and between the Company and Reptron

99.8.16 Amendment to Second Restated and Amended Loan and Security Agreement dated June 5, 2003

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     JACO ELECTRONICS, INC.



Date: June   13, 2003                               By: /s/ Jeffrey D. Gash
                                                      -----------------------
                                                     Jeffrey D. Gash,
                                                     Executive Vice President

                                  EXHIBIT INDEX


Exhibit
Number                     Description


2.1 Asset Purchase Agreement dated as of May 19, 2003 by and between the Company and Reptron


2.2 First Amendment to the Asset Purchase Agreement dated as of June 2, 2003 by and between the Company and Reptron


99.8.16 Amendment to Second Restated and Amended Loan and Security Agreement dated June 5, 2003